Exhibit 10.1

FOURTH AMENDMENT TO
CREDIT FACILITIES AGREEMENT

This FOURTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of April 28, 2005, by and among GTSI Corp., a Delaware corporation (“GTSI”), Technology Logistics, Inc., a Delaware corporation (“TLI”; separately and collectively with GTSI, “Borrower”), GE Commercial Distribution Finance Corporation (“GECDF”), as Administrative Agent, and GECDF and the other Lenders.

Recitals:

A.                                    GTSI, Administrative Agent and Lenders are party to that certain Credit Facilities Agreement dated as of October 20, 2003, as amended by that certain First Amendment to Credit Facilities Agreement dated as of March 12, 2004, as further amended by that certain Second Amendment to Credit Facilities Agreement dated as of July 29, 2004, and as further amended by that certain Third Amendment to Credit Facilities Agreement dated as of November 22, 2004 (the “Original Credit Agreement”).

B.                                    Administrative Agent, Lenders and Borrowers have agreed to the provisions set forth herein on the terms and conditions contained herein

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, GTSI, TLI, Administrative Agent and the Lenders hereby agree as follows:

1.              Definitions.  All references to the “Agreement” or the “Credit Agreement” in the Original Credit Agreement and in this Agreement shall be deemed to be references to the Original Credit Agreement as it may be amended (by this Agreement and others), restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Credit Agreement.

2.              Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by each of GTSI, TLI, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders, by each of GTSI, TLI, and/or GTSI Financial Services, Inc. (“GTSIFS”), as applicable.  Each document, note, certificate or agreement listed on Exhibit A and signed by GTSI, TLI, or GTSIFS, as applicable, is and shall be deemed (together with all prior documents, notes, certificates and other agreements defined as Loan Documents in the Original Credit Agreement) to be a “Loan Document.”

3.              New Lenders.

3.1.  In connection with this Agreement, and simultaneously with its effectiveness and certain fundings as set forth herein, Wachovia Bank, National Association, and Manufacturers and Traders Trust

Company (each a “New Lender”) will become a Lender for all purposes under the Original Credit Agreement and Loan Documents together with the existing Lenders (the “Existing Lenders”).

3.2.  Upon the full and complete execution of this Agreement, the Administrative Agent shall arrange, and each Lender (including each New Lender and the Existing Lenders) shall fully cooperate, in making or receiving, as directed by the Administrative Agent, wire transfers and fund transfers reasonably necessary to effectuate the pro-rata shares set forth on Exhibit 3.  Upon such transfer of funds, this Agreement shall be effective and such effectiveness shall relate back to 8:00 a.m. St. Louis time on the date of this Agreement.

3.3.  Each New Lender agrees that, to the extent it has purchased and assumed, or be found to have purchased and assumed, from Existing Lenders any interest in any Loan, it has purchased and assumed such interest without recourse and without representation or warranty except as expressly set forth in Section 3.4.  Such purchase and assumption shall include that portion of the Existing Lenders’ obligations to fund unfunded Approvals equal to the percentage of the Floorplan Loans purchased by such New Lender.

3.4.  Each Existing Lender represents and warrants that it is the legal and beneficial owner of its Loans and that such interest is free and clear of any adverse claim.

3.5.  Each New Lender (i) confirms, covenants and agrees that it has received a copy of the Original Credit Agreement and all prior amendments (if any), the Loan Documents, together with copies of the Financial Statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a Lender, and confirms and covenants that it has entered into this Agreement and agreed to become a Lender based on its own credit analysis and decision and without reliance upon any information provided by, or statement made by, Administrative Agent or any other Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Existing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Original Credit Agreement; (iii) confirms that it is an Eligible Assignee (assuming the Administrative Agent approves of such New Lender as contemplated in the definition of “Eligible Assignee”); (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Original Credit Agreement as are delegated to the Administrative Agent by the terms thereof; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Original Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vi) agrees that it will promptly provide to Administrative Agent any U.S. Internal Revenue Service or other forms required under the Original Credit Agreement.

3.6.  Upon the effectiveness of this Agreement and the funding by each New Lender of the amounts directed to be funded by it by the Administrative Agent as set forth in Section 3.2 hereof, such New Lender shall be a Lender for all purposes under the Original Credit Agreement and the other Loan Documents.  From and after the effective date of this Agreement, the Administrative Agent shall make all payments under the Original Credit Agreement and the Notes consistent with the pro-rata shares of the Lenders.

4.              Amendments to Credit Agreement.  The Original Credit Agreement is hereby amended as follows:

4.1.                            Replacement Exhibit 3.  Exhibit 3 of the Original Credit Agreement is hereby deleted and replaced with a new Exhibit 3, attached hereto.

4.2.                            References to Required Lenders; Minimum Exposure.  Section 2.5 of the Original Credit Agreement is hereby deleted and replaced with the following:

2.5.                            References to Required Lenders; Minimum Exposure.  Subject to the provisions of Section 7.8 with regards to a Defaulting Lender, the words “Required Lenders” means any one or more Lenders whose shares of Lenders’ Exposure at the relevant time aggregate at least 66.6667%; provided, however, while there is more than one Lender, Required Lenders shall mean a minimum of two Lenders whose shares of Lenders’ Exposure at such time aggregate at least such percentage.  GECDF, in its capacity as a Lender, shall hold a pro-rata portion of the Aggregate Facilities at least equal to or greater than the Aggregate Facility of each other Lender individually; provided, however, that after an acceleration of the Loan Obligations or upon the occurrence and during the continuance of an Event of Default, GECDF shall be permitted to assign all or any portion of its Facilities and the foregoing restriction shall not be applicable after any such assignment.

4.3.                            Floorplan Loan Facility Generally.  The first sentence of Section 3.2.1 of the Original Credit Agreement is deleted and replaced with the following:

“Each Lender may, subject to the terms and conditions hereof, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3) of an “Aggregate Floorplan Loan Facility” that is One Hundred Sixty-Five Million Dollars ($165,000,000) by funding such Lender’s pro-rata share thereof as provided for herein.”

4.4.                            Floorplan Loan Approvals.  The last sentence of Section 3.2.6 of the Original Credit Agreements is deleted and replaced with the following:

“A request from a Vendor to Administrative Agent to finance Borrower’s purchase of Inventory will be deemed to be a request from Borrower for a Floorplan Loan Advance or an Interim Floorplan Loan Advance, as the case may be.”

4.5.                            Prime Increments and LIBOR Increments.  The penultimate sentence of Section 4.8 of the Original Credit Agreements is deleted and replaced with the following:

“For the Floorplan Loan Facility and Interim Floorplan Loan Facility, the Prime Increments and LIBOR Increments set forth above are used only for determining that interest rate payable by Administrative Agent to the Lenders pursuant to Section 4.5.”

4.6.                            Repayment of Swingline Loan and Interim Floorplan Loan.  The last sentence of Section 7.4.1 of the Original Credit Agreements is deleted and replaced with the following:

“Each such remittance by a Lender shall be made in accordance with its pro-rata share of the Aggregate Revolving Loan Facility or the Floorplan Loan Facility and shall be made notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder, (ii) any conditions to Advances in Section 10 may not be then satisfied, (iii) an Event of Default has occurred and is continuing, (iv) the aggregate amount of such remittances by Lenders would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such remittances by Lenders may be made after the effective date of termination of the Aggregate Revolving Loan Facility; provided, however, that in no event shall any Lender be required to make any such remittance that would result in (1) the sum of (a) the Revolving Loan of such Lender, plus (b) such Lender’s pro-rata share of the Letter of Credit Exposure exceeding such Lender’s Revolving Loan Facility or (2) the Floorplan Loan of such Lender exceeding such Lender’s Floorplan Loan Facility.”

4.7.                            All Fundings Ratable.  Section 7.7.3 of the Original Credit Agreement is deleted and replaced with the following:

“7.7.3              All Fundings Ratable.  All fundings of Advances (other than Swingline Advances and Interim Floorplan Loan Advances) shall be made by Lenders as provided herein in accordance with their pro-rata shares of the respective Aggregate Facilities, as applicable.  A Lender shall not be obligated to fund Revolving Loan Advances that would result in such Lender’s Revolving Loan plus such Lender’s pro-rata share of the Letter of Credit Exposure exceeding its Revolving Loan Facility, fund Floorplan Loan Advances that would result in its Floorplan Loan exceeding its Floorplan Loan Facility, or make available any more than its pro-rata share of any Advance.”

4.8.                            Minimum Tangible Net Worth.  Section 15.2 of the Original Credit Agreement is deleted and replaced with the following:

“15.2                 Minimum Tangible Net Worth.  Borrower covenants that consolidated Tangible Net Worth on the last day of each fiscal month shall be not less than Sixty Million Dollars ($60,000,000).”

5.              Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrowers’ execution of this Agreement has been duly authorized by all requisite action of each Borrower; (ii) no consents are necessary from any third parties for Borrowers’ execution, delivery or performance of this Agreement, (iii) this Agreement, the Original Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against each such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrowers may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Credit Agreement, all of the representations and warranties contained in Section 11 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, and (v) after giving effect to this Agreement, there is no Default or no Event of Default Exists.

6.              Reaffirmation.  Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Original Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Borrower has a defense to its obligations under the Original Credit Agreement and the other Loan Documents, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations under the Original Credit Agreement, continue in full force and effect, and have the same priority as before this Agreement, and (iv) no Borrower has a claim against Administrative Agent or any Lender arising from or in connection with the Original Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

7.              Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

8.              Fees and Expenses.  Borrowers shall promptly pay to Administrative Agent an amount equal to all reasonable and documented third party fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Fourth Amendment to Credit Facilities Agreement.

9.              Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

10.       Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.       Incorporation By Reference.  Administrative Agent, Lenders and Borrowers hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference (except to the extent amended hereby).

12.       Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.  TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

13.       Statutory Notice-Insurance.  The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE

OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GTSI CORP., as a Borrower

By:	/s/ Thomas A. Mutryn
Name: Thomas A. Mutryn
Title: Senior Vice President and Chief Financial Officer

TECHNOLOGY LOGISTICS, INC., as a Borrower

By:	/s/ Todd Leto
Name: Todd Leto
Title: Vice President of Operations

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and a Lender

By:	/s/ David Mintert
Name: David Mintert
Title: Vice President of Operations

SUNTRUST BANK, as a Lender

By:	/s/ R. Mark Swaak
Name: R. Mark Swaak
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Carpenter
Name: John Carpenter
Title: Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Louis J. Noppenberger
Name: Louis J. Noppenberger
Title: Vice President

ACKNOWLEDGEMENT, CONSENT AND REAFFIRMATION OF GUARANTY

The undersigned, GTSI Financial Services, Inc., acknowledges and consents to all changes in the Original Credit Agreement set forth in this Fourth Amendment to Credit Facilities Agreement, by and among Administrative Agent, Borrower and the Lenders (“Fourth Amendment”) and agrees that all such changes are in the best interests of Borrowers and the undersigned.  In consideration of financial accommodations granted and which may hereafter be granted to Borrowers by Administrative Agent and the Lenders, in consideration of Administrative Agent’s and the Lenders’ reliance on that certain Unlimited Guaranty, dated as of November 22, 2004, given by the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, GTSI Financial Services, Inc., irrevocably and unconditionally reaffirms pursuant to the terms of the Unlimited Guaranty its continuing guarantee of the payment and performance of all current and future Guarantied Obligations, including, without limitation, all Loan Obligations.  The undersigned, GTSI Financial Services, Inc., further agrees that the validity and enforceability of the Unlimited Guaranty is not and shall not be affected in any way or manner by any of the changes in the financing set forth in the Fourth Amendment, that the Unlimited Guaranty is in full force and effect, and the undersigned, GTSI Financial Services, Inc., has no defenses of any kind or nature with respect to his obligations under the Unlimited Guaranty.

The undersigned, GTSI Financial Services, Inc., has reviewed the attached Fourth Amendment and all other documents and financial statements the undersigned deems necessary relating to the Borrowers and the Guarantied Obligations, including, without limitation, the Loan Obligations.

GTSI Financial Services, Inc.

By:	/s/ Jack Helmly
Name: Jack Helmly
Title: President

Exhibit A

Documents and Requirements

1.               Fourth Amendment to Credit Facilities Agreement.

2.               Third Amended and Restated Revolving Note in the amount of $49,090,909.23 to GE Commercial Distribution Finance Corporation.

3.               Second Amended and Restated Revolving Note in the amount of $13,636,363.59 to SunTrust Bank.

4.               Revolving Note in the amount of $16,363,636.29 to Wachovia Bank, National Association.

5.               Revolving Note in the amount of $10,909,090.89 to Manufacturers and Traders Trust Company.

6.               Master Assignment and Acceptance Agreement among GE Commercial Distribution Finance Corporation, SunTrust Bank, Wachovia Bank, National Association, and Manufacturers and Traders Trust Company.

7.               Ratification of Unlimited Guaranty of Loan Obligations executed by GTSI Financial Services, Inc.

8.               Secretary’s Certificate of GTSI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions).  Such resolutions shall specifically authorize the execution and delivery of the Fourth Amendment to Credit Facilities Agreement, and the execution of the Amended and Restated Revolving Notes and the Revolving Notes listed herein.

9.               Good Standing Certificate of GTSI from the Secretary of State of Delaware.

10.         Secretary’s Certificate of TLI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions).  Such resolutions shall specifically authorize the execution and delivery of the Fourth Amendment to Credit Facilities Agreement, and the execution of the Amended and Restated Revolving Notes and the Revolving Notes listed herein.

11.         Good Standing Certificate of TLI from the Secretary of State of Delaware.

Exhibit 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

LENDER	TOTALS(1)	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance	$90,000,000.00	$49,090,909.23	$90,000,000.00	54.54%
SunTrust Bank	$25,000,000.00	$13,636,363.59	$25,000,000.00	15.15%
Wachovia Bank, National Association	$30,000,000.00	$16,363,636.29	$30,000,000.00	18.18%
Manufacturers and Traders Trust Company	$20,000,000.00	$10,909,090.89	$20,000,000.00	12.12%
AGGREGATES	$165,000,000.00	$90,000,000.00	$165,000,000.00	100.00%

(1)  Subject to the Total Aggregate Credit Facility Limit of $165,000,000 - which can be composed in any combination of Aggregate Revolving Loans (subject to the $90,000,000 Aggregate Revolving Loan Facility) and Aggregate Floorplan Loans (subject to the $165,000,000 Aggregate Floorplan Loan Facility).